Exhibit 99.1

Citrix Reports First Quarter Financial Results

Quarterly Revenue of $589 million up 20% year-over-year

GAAP Diluted Earnings Per Share of $0.36

Non-GAAP Diluted Earnings Per Share of $0.59

Deferred revenue of $983 million up 25% year-over-year

Cash flow from operations of $243 million up 53% year-over-year

SANTA CLARA, Calif.--(BUSINESS WIRE)--April 25, 2012--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the first quarter of fiscal 2012 ended March 31, 2012.

FINANCIAL RESULTS

In the first quarter of fiscal 2012, Citrix achieved revenue of $589 million, compared to $491 million in the first quarter of fiscal 2011, representing 20 percent revenue growth.

GAAP Results

Net income for the first quarter of fiscal 2012 was $68 million, or $0.36 per diluted share, compared to $74 million, or $0.38 per diluted share, for the first quarter of fiscal 2011.

Non-GAAP Results

Non-GAAP net income in the first quarter of fiscal 2012 was $111 million, or $0.59 per diluted share, compared to $97 million, or $0.50 per diluted share, in the first quarter of fiscal 2011. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses and the tax effects related to those items. In addition non-GAAP net income for the first quarter of fiscal 2011 excludes amounts recorded in connection with the restructuring program that the company implemented in January 2009 and the related tax effect.

“I’m pleased with our strong start to 2012,” said Mark Templeton, president and chief executive officer for Citrix. “We’ve made great strides in web collaboration, desktop virtualization and cloud networking, strengthening and solidifying our company and product leadership in these markets.

“We are expanding into fast growing, adjacent markets, all fueled by three powerful forces – the need for mobility, the enterprise cloud evolution, and the build-out of hosted cloud services.”

Q1 Financial Summary

In reviewing the first quarter results of 2012, compared to the first quarter of 2011:

  Product and licenses revenue increased 19 percent;
  Revenue from license updates and maintenance increased 19 percent;
  Software as a Service revenue increased 21 percent;
  Professional services revenue, which is comprised of consulting, product training and certification increased 33 percent;
  Revenue increased in the Pacific region by 40 percent; increased in the EMEA region by 20 percent; and increased in the America’s region by 16 percent;
  Deferred revenue totaled $983 million, compared to $789 million as of March 31, 2011;
  Cash flow from operations was $243 million, compared with $159 million in the first quarter of 2011, an increase of 53% year-over-year;
  GAAP operating margin was 14 percent for the quarter and non-GAAP operating margin was 23 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combinations and stock-based compensation expense; and
  The company repurchased 1.6 million shares at an average price of $73.06.

Revenue and Expense Reclassifications

During the first quarter of 2012, Citrix reviewed the revenue categories presented in its consolidated statements of income and adopted a revised presentation that is more comparable to those presented by other companies in Citrix’s industry and better reflects the company’s evolving product and service offerings. As a result, technical support, hardware maintenance and software updates revenues, which were previously presented in Technical Services and License Updates are now classified together as License Updates and Maintenance. A corresponding change was made to rename Cost of Services Revenues to Cost of Services and Maintenance Revenues; however, there was no change in classification. Product training, certification and consulting services, which were previously presented in Technical Services, are now classified together as Professional Services. Product Licenses has been renamed to Product and Licenses to more appropriately describe its composition of both software and hardware; however, there was no change in the composition of total net revenue. The classification of Software as a service remains unchanged. These changes in presentation do not affect total net revenues, total cost of net revenues or gross margin.

Additionally, during the first quarter of 2012, Citrix revised its methodology for allocating certain IT support costs to more closely align those costs with the employees directly utilizing the related assets and services and to reflect how management assesses the cost of headcount. As a result, certain IT support costs were reclassified from general and administrative expenses to cost of services and maintenance revenues, research and development expenses and sales, marketing and services expenses based on the headcount in each of these functional areas.

For additional information concerning these changes in the presentation of Citrix’s consolidated statements of income, see the company’s unaudited condensed consolidated statements of income for the three months ended March 31, 2012 and 2011 accompanying this release.

Financial Outlook for Second Quarter 2012

Citrix management expects to achieve the following results during its second fiscal quarter of 2012 ending June 30, 2012:

  Net revenue is targeted to be in the range of $605 million to $615 million.
  GAAP diluted earnings per share is targeted to be in the range of $0.34 to $0.37. Non-GAAP diluted earnings per share is targeted to be in the range of $0.58 to $0.59, excluding $0.11 related to the effects of amortization of intangible assets primarily related to business combinations, $0.19 related to the effects of stock-based compensation expenses, and $(0.05) to $(0.09) for the tax effects related to these items.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for Fiscal Year 2012

Citrix management expects to achieve the following results during its fiscal year 2012 ending December 31, 2012:

  Net revenue is targeted to be in the range of $2.53 billion to $2.56 billion;
  GAAP diluted earnings per share is targeted to be in the range of $1.87 to $1.92. Non-GAAP diluted earnings per share is targeted to be in the range of $2.75 to $2.79, excluding $0.48 related to the effects of amortization of intangible assets primarily related to business combinations, $0.75 related to the effects of stock-based compensation expenses, and $(0.31) to $(0.40) for the tax effects related to these items.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Company, Product and Alliance Highlights

During the first quarter of 2012, Citrix announced:

  A new release of Citrix® XenDesktop®, which fully integrates the personalization technology acquired last year via Ringcube and support for Microsoft System Center 2012, as well as Citrix AppDNA™ 6 software for application migration management, giving enterprises a seamless way to design, deploy and manage virtual desktops and applications in existing operations.
  A new “Cloud Provider Pack” with powerful automation, application aggregation and mobility technologies for hosting providers delivering Windows apps and desktops as a hosted cloud service.
  The general availability of Citrix CloudStack™ 3, which brings the power of Amazon-style clouds to enterprise customers that want to transform virtualized datacenter resources into automated, elastic, self-service clouds. Related, in early April, Citrix submitted CloudStack to the Apache Software Foundation, home of the world's most successful open source projects, commencing the process to elevate CloudStack into a full open source Apache Software Foundation project.
  A strategic partnership with Bytemobile, Inc. to deliver new solutions for the mobile data market by combining Citrix NetScaler®’s mobile computing solutions and flexible application delivery with Bytemobile’s best-in-class traffic management and data optimization solutions, as well as its global footprint of MNO deployments.
  Citrix has teamed with Dell to deliver a new VDI appliance that simplifies and accelerates desktop virtualization deployments for the mass market. The Dell DVS Simplified solution with Citrix VDI-in-a-Box™ will be sold through Dell’s global sales team and channels.
  Citrix has added HDFaces video conferencing to its GoToMeeting® app for iPad, providing a new level of rich mobile collaboration in an easy-to-use, one-tap format.
  In April 2012, Citrix announced the acquisition of Podio™, an innovative, privately held company that offers a collaborative work platform which supports people and teams getting work done the way they want in a social setting. Podio's unique apps concept adds structure and activity streams to any type of work and collaboration with teams, clients, in projects, and within functions such as sales, recruiting, marketing or any other area of business. A cloud service, Podio unifies the content, traditional business applications, and new mobile apps, as well as the real-time and asynchronous communications required to work in the post PC era. Podio will be part of the GoTo cloud services portfolio, which includes GoToMeeting.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors. The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available for approximately 15 days by dialing (800) 642-1687 or (706) 645-9291 -- passcode required: 70810500.

About Citrix

Citrix Systems, Inc. (NASDAQ:CTXS) transforms how businesses, people and IT work in the cloud era. Market leading products for collaboration, virtualization, and networking allow Citrix to enable mobile workstyles and power cloud services for 100’s of millions of people every day. We service over 260,000 organizations with over 10,000 business partners in 100 countries. Annual revenue in 2011 was $2.21 billion. Learn more at our company headquarters at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's president and chief executive officer, statements contained in the Financial Outlook for Second Quarter 2012 and Financial Outlook for Fiscal Year 2012 sections, under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment, including Citrix's European markets; the success and growth of the company's product lines, including risks associated with successfully introducing new products into Citrix's distribution channels and ability of markets for these products to become mainstream and sustain growth; the company's product concentration and its ability to develop and commercialize new products and services, including XenDesktop and its other virtualization offerings, while maintaining sales of its established products, especially XenApp; disruptions due to changes in key personnel and succession risks; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, OEM's and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix's ability to develop virtualization, networking and collaboration products; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix’s acquisitions, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management’s attention from our ongoing business; the management of expenses associated with anticipated future growth; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, including failure to manage untargeted expenses; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of customer data stored by our services, including in an environment of anticipated higher demand; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition, including with respect to XenDesktop and SaaS business models, or those of its competitors; charges in the event of the impairment of assets acquired through business combinations, investments or licenses; competition, international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix®, XenDesktop®, AppDNA™, CloudStack™, NetScaler®, VDI-in-a-Box™, GoToMeeting®, and Podio™ are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners

CITRIX SYSTEMS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data - unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
Product and licenses	$178,364	$150,260
License updates and maintenance (a)	264,525	221,379
Software as a service	120,733	99,772
Professional services (a)	25,873	19,477
Total net revenues	589,495	490,888

Cost of net revenues:
Cost of product and license revenues	18,804	14,041
Cost of services and maintenance revenues (b)	51,004	33,237
Amortization of product related intangible assets	16,535	12,699
Total cost of net revenues	86,343	59,977
Gross margin	503,152	430,911

Operating expenses:
Research and development (b)	103,622	90,548
Sales, marketing and services (b)	248,457	205,544
General and administrative (b)	59,856	50,403
Amortization of other intangible assets	10,467	3,509
Restructuring	-	24
Total operating expenses	422,402	350,028

Income from operations	80,750	80,883

Other income, net	3,800	7,572
Income before income taxes	84,550	88,455

Income taxes	16,283	15,108
Net income	68,267	73,347
Net loss attributable to non-controlling interest	-	156
Net income attributable to Citrix Systems, Inc	$68,267	$73,503

Earnings per common share – diluted	$0.36	$0.39
Weighted average shares outstanding – diluted	188,884	191,500

Certain fiscal 2012 reclassifications have been reflected retroactively to provide comparability.

(a) During the first quarter of 2012, Citrix reviewed the presentation of its Condensed Consolidated Statements of Income and adopted a revised presentation, which the company believes is more comparable to those presented by other companies in the industry. As a result, technical support, hardware maintenance and software updates revenues, which were previously presented in Technical Services and License Updates are classified together as License Updates and Maintenance. A corresponding change was made to rename Cost of Services Revenues to Cost of Services and Maintenance Revenues; however, there was no change in classification. Product training, certification and consulting services, which were previously presented in Technical Services, are classified together as Professional Services. Product Licenses has been renamed to Product and Licenses to more appropriately describe its composition of both software and hardware; however, there was no change in classification. The classification of Software as a Service remains unchanged. This change in manner of presentation does not affect the Company's total net revenues, total cost of net revenues or gross margin.

Conforming changes related to (a) have been made for the prior period presented, as follows:

		Three Months Ended March 31, 2011
As Previously Reported		Amount Reclassified	As Reported Herein
Revenues:			Revenues:
License updates	$177,876	$(177,876)	License updates and maintenance (2)	$221,379
Technical services (1)	62,980	(62,980)	Professional services (3)	19,477

(1) Technical services revenue was comprised of hardware maintenance, consulting services, product training and certification and technical support.

(2) License updates and maintenance is comprised of license updates, hardware and software maintenance and technical support.

(3) Professional services is comprised of consulting services and product training and certification.

(b) During the first quarter of 2012, Citrix revised its methodology for allocating certain IT support costs to more closely align these costs to the employees directly utilizing the related assets and services. As a result, certain IT support costs have been reclassified from general and administrative expenses to cost of services and maintenance revenues, research and development expenses and sales, marketing and services expenses based on the headcount in each of these functional areas. This change in manner of presentation does not affect the company's income from operations or cash flows. Conforming changes related to (b) have been made for the prior period presented, as follows:

		Three Months Ended March 31, 2011
As Previously Reported		Amount Reclassified	As Reported Herein
			Cost of services and
Cost of services revenues	$30,666	$2,571	maintenance revenues	$33,237
Research and development	82,718	7,830	Research and development	90,548
Sales, marketing and services	194,243	11,301	Sales, marketing and services	205,544
General and administrative	72,105	(21,702)	General and administrative	50,403

CITRIX SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands - unaudited)

	March 31, 2012	December 31, 2011
ASSETS:
Cash and cash equivalents	$390,881	$333,296
Short-term investments	476,200	406,461
Accounts receivable, net	389,807	484,431
Other current assets, net	166,841	148,842
Total current assets	1,423,729	1,373,030

Long-term investments	741,619	737,844
Property and equipment, net	278,671	277,429
Goodwill and other intangible assets, net	1,593,864	1,582,492
Other long-term assets	113,235	128,746
Total assets	$4,151,118	$4,099,541

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and accrued expenses	$349,813	$360,488
Current portion of deferred revenues	822,048	818,642
Total current liabilities	1,171,861	1,179,130

Long-term portion of deferred revenues	160,836	141,241
Other liabilities	40,888	48,680

Stockholders' equity	2,777,533	2,730,490
Total liabilities and stockholders’ equity	$4,151,118	$4,099,541

CITRIX SYSTEMS, INC.
Condensed Consolidated Statement of Cash Flows
(In thousands - unaudited)

Three Months Ended March 31, 2012
OPERATING ACTIVITIES	$68,267
Net Income
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	49,547
Stock-based compensation expense	30,557
Provision for accounts receivable allowances	3,491
Other non-cash items	(4,107)
Total adjustments to reconcile net income to net cash Activities	79,488
provided by operating activities
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	88,114
Prepaid expenses and other current assets	(20,016)
Other assets	2,536
Deferred tax assets, net	15,293
Accounts payable and accrued expenses	(5,385)
Deferred revenues	23,001
Other liabilities	(8,228)
Total changes in operating assets and liabilities, net of the effects of acquisitions	95,315
Net cash provided by operating activities	243,070

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net of proceeds	(71,714)
Proceeds from the sale of cost method investments	5,559
Purchases of property and equipment	(23,147)
Purchases of other assets	(1,712)
Cash paid for acquisitions, net of cash acquired	(24,033)
Cash paid for licensing and core technology	(61)
Net cash used in investing activities	(115,108)

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	30,260
Payment on debt from acquisitions	(2,456)
Excess tax benefit from exercise of stock options	14,597
Stock repurchases, net	(114,098)
Net cash used in financing activities	(71,697)
Effect of exchange rate changes on cash and cash equivalents	1,320
Change in cash and cash equivalents	57,585
Cash and cash equivalents at beginning of period	333,296
Cash and cash equivalents at end of period	$390,881

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, stock-based compensation expenses, charges associated with the Company’s 2009 restructuring program and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

• The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.

• Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

• Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

• The charges incurred in conjunction with the Company's 2009 restructuring program, which relate to reductions in headcount and exit costs associated with consolidating certain facilities, are not ongoing costs and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization primarily related to new business combinations, additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended March 31, 2012
GAAP operating margin	13.7%
Add: stock-based compensation	5.2%
Add: amortization of product related intangible assets	2.8%
Add: amortization of other intangible assets	1.8%
Non-GAAP operating margin	23.5%

	Three Months Ended March 31,
	2012	2011
GAAP net income	$68,267	$73,503
Add: stock-based compensation	30,557	17,884
Add: amortization product related intangible assets	16,535	12,699
Add: amortization of other intangible assets	10,467	3,509
Add: restructuring charges	−	24
Less: tax effects related to above items	(15,167)	(10,975)
Non-GAAP net income	$110,659	$96,644

	Three Months Ended March 31,
	2012	2011
GAAP earnings per share – diluted	$0.36	$0.38
Add: stock-based compensation	0.16	0.09
Add: amortization of product related intangible assets	0.09	0.07
Add: amortization of other intangible assets	0.06	0.02
Add: restructuring charges	−	−
Less: tax effects related to above items	(0.08)	(0.06)
Non-GAAP earnings per share – diluted	$0.59	$0.50

CITRIX SYSTEMS, INC.
Forward Looking Guidance

	For the Three Months Ended June 30,	For the Twelve Months Ended December 31,
	2012	2012
GAAP earnings per share - diluted	$0.34 to $0.37	$1.87 to $1.92
Add: Adjustments to exclude the effects of
amortization of intangible assets	0.11	0.48
Add: Adjustments to exclude the effects of
expenses related to stock-based	0.19	0.75
compensation	(0.05) to (0.09)	(0.31) to (0.40)
Less: Tax effects related to above items
Non-GAAP earnings per share - diluted	$0.58 to $0.59	$2.75 to $2.79

CONTACT:
Citrix Systems, Inc.
For Media Inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For Investor Inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com